EXHIBIT	EXHIBIT 32.2

Written Statement of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2003

The undersigned, the Chief Financial Officer of Webster Financial Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K Report of the Company for the year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Healy

William J. Healy
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Webster Financial Corporation and will be retained by Webster Financial Corporation and furnished to the Securities and Exchange commission or its staff upon request.

March 15, 2004